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                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                      June 30,
                                                                      --------
                                                                2000         1999(1)
                                                                ----         -----
Net Earnings (in thousands)                                  $     171     $     148

  Basic earnings per share:
    Weighted average shares outstanding                        859,625       859,625

    Less unearned employee stock ownership plan shares         (42,747)      (50,585)

    Less shares repurchased                                   (242,530)      (60,806)

    Average option shares granted                                    0             0

    Less assumed purchase of shares using treasury method            0             0
                                                             ---------     ---------

  Common and common equivalent shares outstanding              574,348       748,234
                                                             ---------     ---------

  Earnings per common share - basic                          $    0.30     $    0.20
                                                             ---------     ---------

  Diluted earnings per share:
    Weighted average shares outstanding                        859,625       859,625

    Less unearned employee stock ownership plan shares         (42,747)      (50,585)

    Less shares repurchased                                   (242,530)      (60,806)

    Average option shares granted(2)                                 0             0

    Less assumed purchase of shares using treasury method            0             0
                                                             ---------     ---------

  Common and common equivalent shares outstanding              574,348       748,234
                                                             ---------     ---------

  Earnings per common share - diluted                        $    0.30     $    0.20
                                                             ---------     ---------

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(1)      See page 8 for Earnings per Share
(2)      Option price exceeds market price